Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-Q for the quarter ended December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), David Wesson, Principal Financial Officer of Hyperdynamics, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us.

Date: February 5, 2015

By:	/S/ David Wesson
David Wesson
Chief Financial Officer